Exhibit 99.1
D-Wave Quantum Joins the Chicago Quantum Exchange
Collaboration aims to further quantum education and industry adoption efforts
PALO ALTO, Calif. and CHICAGO – Sept. 5, 2024 – D-Wave Quantum Inc., a leading provider of quantum computing systems, software, and services, has joined the Chicago Quantum Exchange (CQE) as a corporate partner. The company, which serves a wide range of industries, helps customers derive value from today’s quantum technologies by solving complex computational problems spanning optimization, research and artificial intelligence.
It aims to engage with the CQE community on materials science research, quantum education, and the development of practical optimization use cases, including for the manufacturing and logistics industries.
“Quantum computing has the potential to create new paths for solving some of society’s most difficult challenges, but to realize this vision, we need to accelerate industry adoption and ensure that the future quantum workforce has access to education programs geared toward real-world applications,” said David Awschalom, the Liew Family Professor in Molecular Engineering and Physics at the University of Chicago and the director of the Chicago Quantum Exchange. “We look forward to collaborating with D-Wave to advance these shared goals.”
D-Wave, founded in 1999, is developing two types of superconducting quantum computers: annealing systems, currently at 5,000+-qubits, and gate-based systems. D-Wave offers cloud access to its current annealing quantum computing systems as well as open-source software and support services for customers across a variety of sectors, including government, education, manufacturing, logistics, financial services, life sciences, retail and more.
“As the world’s first commercial quantum computing company, D-Wave is at the forefront of quantum innovation, education, and adoption,” said Dr. Alan Baratz, CEO of D-Wave. “Our efforts are well aligned with the Chicago Quantum Exchange’s mission of fostering a Midwest-based quantum community that advances quantum science, trains the future quantum workforce, and, ultimately, drives the quantum economy.  We’re thrilled to join the CQE and look forward to working together to support its efforts in helping Chicago become a central driver of US leadership in quantum.”
The CQE is based at the University of Chicago and anchored by the US Department of Energy’s Argonne National Laboratory and Fermi National Accelerator Laboratory, the University of Illinois Urbana-Champaign, the University of Wisconsin–Madison, Northwestern University, and Purdue University. The CQE includes about 50 corporate, international, nonprofit, and regional partners.
D-Wave is also a member of MxD, a Chicago-based digital manufacturing innovation center focused on providing solutions for the domestic defense industrial base. MxD members can use D-Wave’s quantum computing technologies today to solve a variety of optimization problems that they face, including optimization for logistics and manufacturing, materials sciences, mobility, supply chain management, and more.
Both MxD and the CQE are members of The Bloch Quantum Tech Hub. Governor J.B. Pritzker announced a multi-year plan to support quantum commercialization in the region. D-Wave’s technology, products, and training are expected to play a role in these efforts.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies,
ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.
Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.